SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549





                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                April 28, 1995
                       (Date of earliest event reported)


                  LABORATORY CORPORATION OF AMERICA HOLDINGS
            (Exact name of registrant as specified in its charter)


             Delaware                      1-11353
13-375370
   (State or other jurisdiction      (Commission File Number)      (I.R.S.
Employer
         of organization)
Identification Number)


                          358 South Main Street
                        Burlington , North Carolina                      27215

                 (Address of principal executive offices)              (zip
code)

                                (800) 222-7566
             (Registrant's telephone number, including area code)

                  NATIONAL HEALTH LABORATORIES HOLDINGS INC.
                       4225 Executive Square, Suite 805
                          La Jolla, California  92037
         (Former Name or Former Address, if Changed Since Last Report)

              Item 2.        ACQUISITION OR DISPOSITION OF ASSETS

               On April 28, 1995, at a special meeting of stockholders (the "Special Meeting") of National Health Laboratories Holdings Inc. (the "Company"), stockholders holding at least a majority of the outstanding shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") voted to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 13, 1994 among the Company, HLR Holdings Inc. ("HLR"), Roche Biomedical Laboratories, Inc. ("RBL") and (for the purposes stated therein) Hoffmann-La Roche Inc. ("Roche"), providing for, among other things, the merger of RBL with and into the Company, with the Company being the surviving corporation (the "Merger").

               At the Special Meeting, stockholders holding at least a majority of the outstanding shares of the Common Stock also voted in favor of an amendment to the Company's Certificate of Incorporation to change the name of the Company from National Health Laboratories Holdings Inc. to Laboratory Corporation of America Holdings.

               Following the Special Meeting on April 28, 1995 (the "Effective Date") a certificate of merger was filed with each of the Secretary of State of the State of Delaware and the Secretary of the State of the State of New Jersey, and the Merger was consummated. The Company announced the consummation of the Merger to the public in a press release, which also contained a summary of the results of the Company for the quarter ended March 31, 1995, immediately following the consummation of the Merger. A copy of such press release is attached as an exhibit hereto and is incorporated herein by reference.

               Pursuant to the Merger Agreement, in the Merger each outstanding share of Common Stock (other than shares of Common Stock owned by RBL or HLR, certain shares of Common Stock owned by stockholders properly exercising their appraisal rights under the General Corporation Law of the State of Delaware and shares of Common Stock issued upon cancellation of employee stock options as described below), was converted (the "Share Conversion") into (A) 0.72 of a share of Common Stock, and (B) the right to receive $5.60 in cash, without interest (the "Cash Consideration"). The aggregate number of shares of Common Stock issued and outstanding following the Share Conversion was approximately 61,041,138 (including fractional shares which, pursuant to the Merger Agreement, are to be aggregated and sold for the benefit of such stockholders, as described below, but not including shares issued or issuable to HLR (or its designee) in the Merger, as described below). In addition, pursuant to the Merger Agreement, in the Merger all shares of common stock, no par value, of RBL outstanding immediately prior to the Effective Date (other than treasury shares, which were canceled) were to be converted into and become, that number of newly issued shares of Common Stock as would, in the aggregate and after giving effect to the Merger and the Common Stock owned by HLR and RBL and their subsidiaries immediately prior to the Merger, equal 49.9% of the total number of shares of Common Stock outstanding immediately after the Merger (after giving effect to the issuance of Common Stock in respect of the cancellation of certain Company employee stock options in connection with the Merger, as described below). On the date of the Merger an aggregate of 61,329,256 shares of Common Stock were issued to HLR and its designee, Roche Holdings, Inc., which amount was based upon the Company's estimate of the total outstanding shares immediately after the Merger. In accordance with the Merger Agreement, the number of shares of Common Stock issued to HLR will be adjusted as necessary to result in HLR having been issued shares of Common Stock equal to 49.9% of the outstanding shares of Common Stock of the Company immediately after the Merger (calculated in accordance with the Merger Agreement).

               Pursuant to the Merger Agreement, 3,004,000 employee stock options, which were held by certain optionees who consented to cancelation of such options, were canceled and terminated in connection with the Merger in exchange for the issuance in aggregate of 538,307 shares of Common Stock and the payment of an amount in cash equal in aggregate to $5,538,036 (including cash paid in lieu of fractional shares of Common Stock otherwise payable to such optionees). Those employee stock options not canceled in connection with the Merger were converted into adjusted options to purchase Common Stock of the Company pursuant to a conversion formula set forth in the Merger Agreement.

               Pursuant to the Merger Agreement and in accordance with an exchange agent agreement dated as of April 28, 1995 (the "Exchange Agent Agreement"), between the Company and American Stock Transfer & Trust Company (the "Exchange Agent"), the Company has caused the Exchange Agent to mail to each stockholder of record of Common Stock entitled to participate in the Share Conversion a letter of transmittal and instructions thereto for use by such stockholders to effect the surrender of the certificates of Common Stock they held on the Effective Date in exchange for certificates representing Common Stock and the Cash Consideration pursuant to the Share Conversion. In lieu of any fractional shares of Common Stock that would be issuable in the Merger, the Exchange Agent will also distribute to each such stockholder the pro-rata cash proceeds from sales of such fractional shares by the Exchange Agent on the New York Stock Exchange, Inc. ("NYSE"). The Exchange Agent Agreement is attached as an exhibit hereto and is incorporated herein by reference, and the description herein of the terms of such agreement is qualified in its entirety by reference to the Exchange Agent Agreement.

               As previously disclosed, the terms and conditions of the Merger Agreement were determined through negotiation among the parties thereto as described under the heading "The Merger -- Background to the Merger" in the Proxy Statement/Prospectus (as defined below).

               The Merger and the principal terms of the Merger Agreement are described under the headings "The Merger" and "The Merger Agreement" in the Proxy Statement/Prospectus dated March 31, 1995 (the "Proxy Statement/Prospectus") included in the Registration Statement on Forms S-4/S-3 (Registration No. 33-58307) (the "Registration Statement") filed with the Commission by the Company on March 31, 1995, which description is hereby incorporated herein by reference. The Merger Agreement is included as an exhibit to the Registration Statement and is hereby incorporated herein by reference, and the description herein of the terms of such agreement is qualified in its entirety by reference to the Merger Agreement.

               In connection with the Merger, the Company made a distribution (the "Warrant Distribution") to stockholders of record of shares of Common Stock as of April 21, 1995, consisting of 0.16308 of a warrant per outstanding share of Common Stock, each such warrant (a "Warrant" and, together with the Roche Warrants, as defined below, the "Warrants") representing the right to purchase one newly issued share of Common Stock for $22.00 (subject to adjustments) on April 28, 2000 (the "Expiration Date"). Approximately 13,826,308 Warrants have been issued to stockholders entitled to receive Warrants in the Warrant Distribution (including fractional Warrants, which were not distributed, but were liquidated in sales on the NYSE and the proceeds thereof distributed to such stockholders). In addition, pursuant to the Merger Agreement, on April 28, 1995, Roche purchased from the Company for an aggregate purchase price of $51,048,900 (the "Roche Warrant Consideration") 8,325,000 Warrants (the "Roche Warrants"). The terms of the Warrants (including the Roche Warrants) are set forth in the Warrant Agreement (the "Warrant Agreement") dated as of April 10, 1995, between the Company and American Stock Transfer & Trust Company (the "Warrant Agent"). Pursuant to the Warrant Agreement, the Company has the right, exercisable by notice at least 60 but not more than 90 days prior to the Expiration Date, to redeem the Warrants on the Expiration Date for a cash redemption price per Warrant equal to the average closing price of the shares of the Common Stock over a specified period prior to the Expiration Date minus the exercise price of $22.00 per share (subject to adjustments as provided in the Warrant Agreement). The Warrant Agreement is attached as an exhibit hereto and is hereby incorporated herein by reference, and the description herein of the terms of such agreement is qualified in its entirety by reference to the Warrant Agreement.

               Prior to the Merger, as previously disclosed, RBL was a wholly-owned subsidiary of HLR, which in turn is a direct wholly-owned subsidiary of Roche, which in turn is an indirect wholly-owned subsidiary of Roche Holding Ltd, a Swiss corporation ("Roche Holding"). Prior to the
Merger, RBL was the fourth largest independent clinical laboratory in the United States (in terms of revenues for the year ended December 31, 1994). RBL provided clinical laboratory testing services to hospitals, laboratories and physicians and offered a comprehensive line of over 1,600 test and procedures, all of which were performed in RBL's facilities, with a majority that were performed in RBL's 17 former major testing centers located primarily in the midwestern, eastern and southern United States. For a description of the business of RBL prior to the Merger, see the description set forth under the headings "The Clinical Laboratory Testing Industry" and "RBL" in the Proxy Statement/Prospectus, which description is hereby incorporated herein by reference.

               The aggregate Cash Consideration of $474.8 million estimated to be payable to stockholders of the Company was financed from three sources:
(i) a cash contribution by the Company of approximately $288.1 million (the "Company Cash Contribution") out of the proceeds of the Company's borrowings under a credit facility with Credit Suisse (New York Branch) and other lenders (as described below, the "Bank Facility"), (ii) a cash contribution by HLR to the Company in the amount of $135,651,100 (the "HLR Cash Contribution") and
(iii) the Roche Warrant Consideration.

               The Bank Facility was made available to the Company pursuant to a Credit Agreement dated as of April 28, 1995 (the "Credit Agreement"), among the Company, the banks named therein (the "Banks"), and Credit Suisse (New York Branch), as Administrative Agent (the "Bank Agent"), which provides for
(i) a senior term loan facility of $800 million (the "Term Loan Facility") and
(ii) a revolving credit facility of $450 million (the "Revolving Credit Facility"). The Bank Facility provided funds for the Company Cash Contribution, for the refinancing of certain existing debt of the Company and its subsidiaries and of RBL, to pay related fees and expenses of the Merger and for general corporate purposes of the Company and its subsidiaries, subject, in each case, to the terms and conditions set forth in the Credit Agreement.

               In connection with the Credit Agreement the Company paid the Banks and the Bank Agent customary syndication, closing and participation fees. In addition, pursuant to the Credit Agreement the Company will pay a facility fee based on the total Revolving Credit Facility commitment (regardless of usage) of 0.125% per annum. Availability of funds under the Bank Facility is conditioned on certain customary conditions, and the Credit Agreement contains customary representations, warranties, covenants and events of default.

               The Revolving Credit Facility matures in April 2000. The Term Facility matures in December 2001, with repayments in each quarter prior to maturity based on a specified amortization schedule. For as long as the ownership interest of HLR and its affiliates (excluding the Company and its subsidiaries) (collectively, the "Investor") of the Common Stock (the "Investor Group Interest") remains at least 25%, the Revolving Credit Facility bears interest, at the option of the Company, at (i) Credit Suisse's Base Rate (as defined in the Credit Agreement) or (ii) the Eurodollar Rate (as defined in the Credit Agreement) plus a margin of 0.25% and the Term Loan Facility bears interest, at the option of the Company, at (i) Credit Suisse's Base Rate or (ii) the Eurodollar Rate plus a margin of 0.375%. In the event there is a reduction in the Investor Group Interest to below 25%, applicable interest margins will not be determined as set forth above, but instead will be determined based upon the Company's financial performance as described in the Credit Agreement.

               The Bank Facility is unconditionally and irrevocably guaranteed by certain of the Company's subsidiaries.

               On April 28, 1995, the Company borrowed $800 million under the Term Loan Facility and $184 million available under the Revolving Credit Facility to (i) pay the Company Cash contribution, (ii) repay in full the existing revolving credit and term loan facilities of a wholly-owned subsidiary of the Company of approximately $640 million including interest and fees; (iii) repay certain existing indebtedness of RBL of approximately $50 million and (iv) for other costs in connection with the Merger and for working capital and general corporate purposes of the Company and its subsidiaries.

               The principal terms of the Credit Agreement are described under the heading "Plan of Financing -- Description of the Bank Facility" included as part of the Proxy Statement/Prospectus, which description is hereby incorporated by reference herein, except that certain terms of the Credit Agreement described therein were subsequently revised prior to the execution of the Credit Agreement.  The Credit Agreement as executed includes as an event of default the disposition by the Company of certain material subsidiaries of the Company and provides that the Credit Agreement may not be amended, among other things, to release a Subsidiary Guarantor (as defined in the Credit Agreement) from its obligations or postpone any date fixed for any payment of principal of or interest on debt outstanding under the Term Loan Facility or the Revolving Credit Facility, without the written agreement of all
the Banks.   The Credit Agreement is attached as an exhibit hereto and is incorporated herein by reference, and the description herein of the terms of such agreement is qualified in its entirety by reference to the Credit Agreement.

               In connection with the Merger, the Company, HLR, Roche and Roche Holdings, Inc. ("Holdings") entered into a stockholder agreement dated as of April 28, 1995 (the "Stockholder Agreement") which sets forth, among other things, certain agreements and understandings regarding the governance of the Company following the Merger, including but not limited to the composition of the Board of Directors. The Stockholder Agreement also contains certain provisions relating to the issuance, sale and transfer of the Company's Equity Securities (as defined in the Stockholder Agreement) by the Company, HLR and Holdings, the acquisition of additional Equity Securities of the Company by the Investor and the registration rights granted by the Company to the Investor with respect to the Company's Equity Securities.

               The principal terms of the Stockholder Agreement are described in the Proxy Statement/Prospectus under the heading "The Stockholder Agreement", which description is hereby incorporated herein by reference, and the Stockholder Agreement is attached as an exhibit hereto, and the description herein of the terms of such agreement is qualified in its entirety by reference to the Stockholder Agreement.

               In connection with the Merger and as previously disclosed, HLR, Mafco Holdings Inc. ("Mafco"), National Health Care Group, Inc. ("NHCG") and (for the purposes set forth therein) the Company entered into the Sharing and Call Option Agreement dated as of December 13, 1994 (the "Sharing and Call Option Agreement"), which among other things, sets forth certain agreements among the parties thereto with respect to the securities of the Company. The principal terms of the Sharing and Call Option Agreement are described under the heading "The Sharing and Call Option Agreement in the Proxy Statement/Prospectus which description is hereby incorporated herein by reference. The Sharing and Call Option Agreement was filed with the Commission as an exhibit to the annual report of the Company on Form 10-K for the year ended December 31, 1994 and is hereby incorporated herein by reference, and the description herein of the terms of such agreement is qualified in its entirety by reference to the Sharing and Call Option Agreement.

               In accordance with the Stockholder Agreement, prior to the Merger, Ronald O. Perelman, Dr. Saul J. Farber, Howard Gittis, David J. Mahoney, Dr. Paul A. Marks and Dr. Samuel O. Thier resigned from the Board of Directors of the Company and the remaining directors, James R. Maher and Linda Gosden Robinson, took action by written consent to provide for the Board of Directors to consist of seven members and to appoint Jean-Luc Belingard (the Director General, Diagnostics Division and Executive Committee Member of F. Hoffmann-La Roche Ltd, a subsidiary of Roche Holding), Thomas P. Mac Mahon (a Senior Vice President of Roche and the President of Roche Diagnostics Group), Dr. James B. Powell (former President of RBL), Dr. David Bernt Skinner and Dr. Andrew G. Wallace as directors of the Company, such appointment to be effective upon consummation of the Merger, each to hold office for a term expiring at the next annual meeting of stockholders and until each such director's successor shall be duly elected and qualified or until the earlier of death, resignation or removal by the Board of Directors of such Director.

Item 5.        OTHER EVENTS

               The description set forth in Item 2 above is incorporated in this Item 5 by reference.

               Following the Merger, the Board of Directors took various actions, including actions to implement certain of the agreements set forth in the Stockholder Agreement, and certain of such actions are described below.

               Following the Merger, the Board of Directors elected James R. Maher to serve as Chairman of the Board of Directors and Thomas P. Mac Mahon to serve as Vice Chairman of the Board of Directors.

               Following the Merger, the Board of Directors dissolved the Executive Committee of the Board and appointed members of the Board of Directors to serve on the remaining committees of the Board of Directors. The Board appointed Thomas P. Mac Mahon (Chairman of the Committee), Dr. Andrew G. Wallace and Linda Gosden Robinson to serve on the Nominating Committee; Jean-Luc Belingard (Chairman of the Committee), Linda Gosden Robinson and Dr. David Bernt Skinner to serve on the Employee Benefits Committee; Dr. David Bernt Skinner and Dr. Andrew G. Wallace to serve on the Audit Committee; and Dr. James B. Powell (Chairman of the Committee), James R. Maher, Dr. Andrew G. Wallace and Dr. David Bernt Skinner to serve on the Ethics and Quality Assurance Committee.

               In connection with the Merger and in accordance with the Stockholder Agreement, the Company established the Management Committee of the Corporation whose membership consists of Dr. James B. Powell (Chairman of the Committee), David C. Flaugh, David C. Weavil, Haywood D. Cochrane, Bradford T. Smith, Timothy J. Brodnik, Robert E. Whalen, James R. Maher and Thomas P. Mac Mahon.

               In addition, the Board approved changes to the compensation paid to the Company's directors. Members of the Board of Directors (other than Dr. James B. Powell, who is an employee of the Company) will receive an annual retainer of $30,000, fifty percent of which is payable in cash and, subject to approval and adoption by the stockholders of the Company of the "1995 Non-Employee Director Stock Plan" (which was approved by the Board), fifty percent will be payable in Common Stock. Directors will also receive a payment of $1,000 in cash for each meeting of the Board of Directors or of any Committee of the Board of Directors attended by such member, whether in person or by telephone, and reimbursement of reasonable expenses incurred in connection with such member's attendance at meetings of the Board of Directors and Committees thereof.

               In connection with the Merger, the Board of Directors elected the following persons as the officers of the Company:

               Name                    Office

               James B. Powell, M.D.   President and Chief Executive Officer
               David C. Flaugh         Executive Vice President, Chief
                                       Operating Officer
               Bradford T. Smith       Executive Vice President, General
                                       Counsel and Secretary
               Timothy J. Brodnik      Executive Vice President, Sales and
                                       Marketing
               Haywood D. Cochrane, Jr. Executive Vice President, Chief
                                       Financial Officer
               John F. Markus          Executive Vice President, Corporate
                                       Compliance
               Ronald B. Sturgill      Executive Vice President, Information
                                       Systems/ Operations
               David C. Weavil         Executive Vice President, Chief
                                       Administrative Officer
               Robert E. Whalen        Executive Vice President, Human
                                       Resources
               Larry L. Leonard        Executive Vice President
               Wesley R. Elingburg     Senior Vice President, Finance
               Alvin Ezrin             Vice President, Law
               David W. Gee            Assistant Secretary
               John R. Erwin           Assistant Secretary

               In connection with the Merger, it is anticipated that the employment agreements of James R. Richmond and W. David Slaunwhite will be terminated. The Company will honor its obligations set forth in the respective agreements, which agreements have been previously disclosed. In addition, in connection with the Merger, as anticipated and previously disclosed, James R. Maher's employment agreement as President and Chief Executive Officer of the Company was terminated. A severance payment and a special bonus (net taxes) were paid to Mr. Maher in this connection.

               In connection with the Merger, the Board of Directors determined the base annual salaries of certain of the executive officers of the Company, which amounts have not previously been disclosed, including Dr. Powell's base annual salary which was set at $525,000. In addition, in connection with the Merger, the Board of Directors granted non-qualified options to purchase shares of Common Stock, pursuant to the National Health Laboratories Incorporated 1994 Stock Option Plan (the "1994 Stock Option Plan"), to certain executive officers of the Company, totalling options to purchase an aggregate of 475,000 shares of Common Stock. The exercise price of the options is $13.00 per share (the closing sales price of a share of Common Stock on May 8, 1995 on the NYSE) and the options vest ratably on each of May 8, 1995, May 8, 1996 and May 8, 1997, and expire on May 8, 2005. In addition, the Board of Directors approved the grant of options to purchase of up to an aggregate of 1 million shares of Common Stock to employees of the Company who are not subject to the provisions of Section 16 of the Securities Act of 1934.

               On the Effective Date, NHL Intermediate Holdings Corp. II, a Delaware corporation and a direct wholly-owned subsidiary of NHL Intermediate Holdings Corp. I, a Delaware corporation ("NHL Holdings I"), was merged with and into NHL Holdings I and, immediately thereafter, the surviving corporation, NHL Holdings I, a direct wholly-owned subsidiary of the Company, was merged with and into the Company. In addition, on the Effective Date the name of National Health Laboratories Incorporated, a wholly-owned subsidiary of the Company, was changed to Laboratory Corporation of America, and the name of Roche CompuChem Laboratories, Inc., a wholly-owned subsidiary of the Company (formerly a subsidiary of RBL), was changed to CompuChem Laboratories, Inc.

               The Board of Directors also approved the designation of the Company's offices in Burlington, North Carolina as the Company headquarters. It is expected that certain management functions will continue to be based in the Company's offices in La Jolla, California.

               On the Effective Date, pursuant to the Certificate of Merger filed on that date, the Company amended its Certificate of Incorporation to reflect the approval by the stockholders of the change of the name of the Company to Laboratory Corporation of America Holdings. In addition, pursuant to the Merger Agreement and the Stockholder Agreement the Company adopted the Amended and Restated By-Laws of the Company, effective as of the consummation of the Merger, in the form filed with the Commission as an exhibit herewith and hereby incorporated herein by reference. The By-laws were amended to provide that any action of the Board of Directors shall require approval by a majority of the entire Board of Directors and to make certain other changes, including with respect to the authority of the Chairman and Vice Chairman of the Board.


Item 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

         a.    Financial Statements of RBL.

               For the financial statements of RBL, the business acquired in the Merger, see the Consolidated Financial Statements of RBL included as part of the Proxy Statement/Prospectus under "Index to Consolidated Financial Statements of RBL" and hereby incorporated herein by reference.

         b.    Pro Forma Financial Information.

               For the pro forma financial information with respect to the Merger, see the pro forma information included in the Proxy
Statement/Prospectus under "Pro Forma Condensed Combined Consolidated Financial Information" and hereby incorporated herein by reference.

         c.    Exhibits.

2 Agreement and Plan of Merger dated as of December 13, 1994 among the Company, HLR Holdings, Inc., Roche Biomedical Laboratories, Inc. and Hoffmann-La Roche Inc. (incorporated herein by reference to the Registration Statement on Forms S-4/5-3 (Registration No. 33-58307) (the "Registration Statement")

3.1 Certificate of Incorporation of the Company (amended pursuant to a Certificate of Merger filed on April 28, 1995)

3.2      Amended and Restated By-Laws of the Company

4.1 Warrant Agreement dated as of April 10, 1995 between the Company and American Stock Transfer & Trust Company

4.2 Specimen of the Registrant's Warrant Certificate (included in the exhibit to the Warrant Agreement included as Exhibit 4.1 hereto)

4.3      Specimen of the Registrant's Common Stock Certificate

10.1 Stockholder Agreement dated as of April 28, 1995 among the Company, HLR Holdings Inc., Hoffmann-La Roche Inc. and Roche Holdings, Inc.

10.2 Exchange Agent Agreement dated as of April 28, 1995 between the Company and American Stock Transfer & Trust Company

10.3 Credit Agreement dated as of April 28, 1995, among the Company, the banks named therein, and Credit Suisse (New York Branch), as Administrative Agent

10.4 Sharing and Call Option Agreement dated as of December 13, 1995, among HLR, Mafco, NHCG and the Company (incorporated herein by reference from the annual report of the Company on Form 10-K for the year ended December 31, 1994)

10.5 Amendment dated as of April 28, 1995 to the Employment Agreement dated as of January 1, 1991, as amended on April 1, 1991, June 6, 1991, January 1, 1993 and April 1, 1994, between La Jolla Management Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and David C. Flaugh

21       Subsidiaries of the Registrant

22       Press Release dated April 28, 1995 issued by the Registrant

23.1     Consent of Price Waterhouse LLP

23.2     Consent of David Bernt Skinner, M.D.

23.3     Consent of Andrew G. Wallace, M.D.

99 Consolidated Financial Statements of Roche Biomedical Laboratories, Inc. included under the Heading "Index to Consolidated Financial Statements of RBL" in the Proxy Statement/Prospectus (incorporated herein by reference to the Registration Statement)


                                  SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LABORATORY CORPORATION OF
                                   AMERICA HOLDINGS

Date:  May 12, 1995              By  /s/  Bradford T. Smith

                                    Name: Bradford T. Smith
                                    Title:Executive Vice President,
                                            General Counsel and Secretary



                                 EXHIBIT INDEX



Exhibit
Number                                 Exhibit

2 Agreement and Plan of Merger dated as of December 13, 1994 among the Company, HLR Holdings, Inc., Roche Biomedical Laboratories, Inc. and Hoffmann-La Roche Inc. (incorporated herein by reference to the Registration Statement on Forms S-4/5-3 (Registration No. 33-58307) (the "Registration Statement")

3.1 Certificate of Incorporation of the Company (amended pursuant to a Certificate of Merger filed on April 28, 1995)

3.2      Amended and Restated By-Laws of the Company

4.1 Warrant Agreement dated as of April 10, 1995 between the Company and American Stock Transfer & Trust Company

4.2 Specimen of the Registrant's Warrant Certificate (included in the exhibit to the Warrant Agreement included as an Exhibit 4.1 hereto)

4.3      Specimen of the Registrant's Common Stock Certificate

10.1 Stockholder Agreement dated as of April 28, 1995 among the Company, HLR Holdings Inc., Hoffmann-La Roche Inc. and Roche Holdings, Inc.

10.2 Exchange Agent Agreement dated as of April 28, 1995 between the Company and American Stock Transfer & Trust Company

10.3 Credit Agreement dated as of April 28, 1995, among the Company, the banks named therein, and Credit Suisse (New York Branch), as Administrative Agent

10.4 Sharing and Call Option Agreement dated as of December 13, 1995, among HLR, Mafco, NHCG and the Company (incorporated herein by reference from the annual report of the Company on Form 10-K for the year ended December 31, 1994)

10.5 Amendment dated as of April 28, 1995 to the Employment Agreement dated as of January 1, 1991, as amended on April 1, 1991, June 6, 1991, January 1, 1993 and April 1, 1994, between La Jolla Management Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and David C. Flaugh

21       Subsidiaries of the Registrant

22       Press Release dated April 28, 1995 issued by the Registrant

23.1     Consent of Price Waterhouse LLP

23.2     Consent of David Bernt Skinner, M.D.

23.3     Consent of Andrew G. Wallace, M.D.

99 Consolidated Financial Statements of Roche Biomedical Laboratories, Inc. included under the Heading "Index to Consolidated Financial Statements of RBL" in the Proxy Statement/Prospectus (incorporated herein by reference to the Registration Statement)